UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      PENNSYLVANIA COMMERCE BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                        Pennsylvania                        25-1834776
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                (State or other jurisdiction of         (I.R.S. Employer
                incorporation or organization)          Identification No.)


           100 Senate Avenue, Camp Hill, Pennsylvania            17011
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            (Address of Principal Executive Offices)           (Zip Code)

                         1996 Employee Stock Option Plan
                        (as amended on December 17, 2004)
                            (Full title of the plan)

                      MARK A. ZODY, CHIEF FINANCIAL OFFICER
                       PENNSYLVANIA COMMERCE BANCORP, INC.
                                100 Senate Avenue
                          Camp Hill, Pennsylvania 17011
                     (Name and address of agent for service)

                                  (717)975-5630
          (Telephone number, including area code, of agent for service)

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                                   CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of each class                    Proposed maximum     Proposed maximum
of securities to be   Amount to be    offering price per   aggregate offering       Amount of
     registered        registered            share                price         registration fee
 Common stock, par
  value $1.00 per
       share            100,000 (1)       $59.95(2)           $5,995,000          $705.61
===================================================================================================

1 In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the Plan.
2 Pursuant to Rule 457(c) under the Securities Act, the price per share and aggregate offering price are based upon the average of the highest and lowest price per share of common stock of the Company on the Nasdaq National Market on January 27, 2005.

                                EXPLANATORY NOTE

This registration statement (the "Registration Statement") on Form S-8 of Pennsylvania Commerce Bancorp, Inc. (the "Company") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act. This Registration Statement is being filed to register 100,000 additional shares of common stock, $1.00 par value (the "Common Stock"), which are of the same class as the securities of the Company for which Registration Statements on Form S-8 (Reg. No. 333-82083, filed on July 1, 1999, and Reg. No. 333-61636, filed on May 25,
2001) (the "Previous Registration Statements") were filed, issuable pursuant to the 1996 Employees Stock Option Plan (the "Plan"), as amended on December 17, 2004. The contents of the Previous Registration Statements are hereby incorporated by reference in their entireties.

Item 8. Exhibits.

4. Pennsylvania Commerce Bancorp, Inc. 1996 Employee Stock Option Plan, as amended on December 17, 2004 (incorporated by reference to
            Exhibit 10.1 to the Current Report on Form 8-K filed on December 23,
            2004)

5.          Opinion of Mette, Evans & Woodside

23.1        Consent of Mette, Evans & Woodside - included in Exhibit 5

23.2 Consent of Beard Miller Company LLP, independent registered public accountants

24. Powers of Attorney (included on the signature pages to this Registration Statement on Form S-8)


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camp Hill, Pennsylvania, on January 28, 2005.

Pennsylvania Commerce Bancorp, Inc.

By: /s/ Gary L Nalbandian
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Gary L. Nalbandian, Chairman of the Board, President and CEO

                                POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Gary L. Nalbandian and Mark A. Zody, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                   Date

                                 Chairman of the Board,         January 28, 2005
                                 President and Director
/s/ Gary L. Nalbandian           (Principal Executive Officer)
------------------------------
Gary L. Nalbandian

                                 Chief Financial Officer and    January 28, 2005
                                 Treasurer (Principal Financial
/s/ Mark A. Zody                 and Accounting Officer)
------------------------------
Mark A. Zody

/s/ James R. Adair               Director                       January 28, 2005
------------------------------
James R. Adair

/s/ Douglas S. Gelder            Director                       January 28, 2005
------------------------------
Douglas S. Gelder

/s/ Alan R. Hassman              Director                       January 28, 2005
------------------------------
Alan R. Hassman

/s/ Michael A Serluco            Director                       January 28, 2005
------------------------------
Michael A. Serluco

                                INDEX TO EXHIBITS

Exhibit number             Exhibit Description

            4. Pennsylvania Commerce Bancorp, Inc. 1996 Employee Stock Option Plan, as amended on December 17, 2004 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 23, 2004)

            5.          Opinion of Mette, Evans & Woodside.

            23.1.       Consent of Mette, Evans & Woodside - included in Exhibit
                        5.

            23.2. Consent of Beard Miller Company LLP, independent registered public accountants

            24.         Powers of Attorney included "SIGNATURES" section of this
                        Part II